Legg Mason Partners Lifestyle Series, Inc.:

Legg Mason Partners Variable Lifestyle Allocation 85%
Legg Mason Partners Variable Lifestyle Allocation 70%
Legg Mason Partners Variable Lifestyle Allocation 50


Results of a Special Meeting of Shareholders on a Company
Level

On December 11, 2006, a Special Meeting of Shareholders was held to elect Board Members. The following table provides the number of votes cast for or withheld, as well as the number of abstentions as to the matter voted on at the Special Meeting of Shareholders.


Election of Board Members"

Nominees		Votes For	Authority Withheld
	Abstentions

Paul R Ades		91,703,284.605	2,112,343.302
	0.000
Andrew L. Breech	91,746,141.458	2,069,486.449
	0.000
Dwight B. Crane	91,638,924.764	2,176,703.143
	0.000
Robert M. Frayn, Jr.	91,629,080.458	2,186,547.449
	0.000
Frank G. Hubbard	91,605,558.105	2,210,069.802
	0.000
Howard J. Johnson	91,647,712.243	2,167,915.664
	0.000
David E. Maryatt	91,646,455.141	2,169,172.766
	0.000
Jerome H. Miller	91,707,641.943	2,107,985.964
	0.000
Ken Miller		91,775,467.386	2,040,160.521
	0.000
John J. Murphy	91,696,255.910	2,119,371.997
	0.000
Thomas T. Schlafly	91,788,519.209	2,027,108.698
	0.000
Jerry A. Viscione	91,732,218.902	2,083,409.005
	0.000
R. Jay Gerken, CFA	91,646,127.605	2,169,500.302
	0.000

Board Members are elected by the shareholders of all of the series of the Company of which the Funds are a series.




Results of a Special Meeting of Shareholders on a Fund
Level

On December 11, 2006, a Special Meeting of Shareholders was held to Revise Fundamental Investment Policies of the Funds. The following tables provide the number of votes cast for or against, as well as the number of abstentions as to the matter voted on at the Special Meeting of Shareholders.

Revise Fundamental Investment Policies

Legg Mason Partners Variable Lifestyle Allocation 85%

Items Voted On		Votes For		Votes Against
	Abstentions

Borrowing Money		11,135,535.634	175,057.070
	367,778.978
Underwriting			11,167,290.662	148,509.948
	362,571.072
Lending			11,090,248.092	172,659.463
	415,464.127
Issuing Senior Securities	11,112,319.828	144,053.334
	421,998.520
Real Estate			11,143,923.492	118,119.975
	416,328.215
Commodities			11,137,399.674	170,918.803
	370,053.205
Converting Investment
Objective from Fundamental
to Non-Fundamental		11,136,873.191	165,166.377
	376,332.114

Legg Mason Partners Variable Lifestyle Allocation 70%

Items Voted On		Votes For		Votes Against
	Abstentions

Borrowing Money		5,814,435.187		74,474.285
	106,749.846
Underwriting			5,817,174.796		73,769.887
	104,714.635
Lending			5,828,348.691		125,023.162
	42,287.465
Issuing Senior Securities	5,815,310.680
	78,364.723		101,983.915
Real Estate			5,842,734.638		76,909.218
	76,015.462
Commodities			5,833,686.419		85,957.437
	76,015.462
Converting Investment
Objective from Fundamental
to Non-Fundamental		5,794,839.018		147,217.096
	53,603.204



Legg Mason Partners Variable Lifestyle Allocation 50%

Items Voted On		Votes For		Votes Against
	Abstentions

Borrowing Money		17,768,910.960	286,709.847
	243,647.401
Underwriting			17,786,873.824	234,685.008
	277,708.512
Lending			17,633,238.081	320,466.911
	345,562.352
Issuing Senior Securities	17,695,466.596	188,275.109
	415,525.639
Real Estate			17,769,418.763	171,059.694
	358,788.887
Commodities			17,655,611.444	286,185.145
	357,470.755
Converting Investment
Objective from Fundamental
to Non-Fundamental		17,659,696.666	323,816.523
	315,754.155